REGISTRATION RIGHTS AGREEMENT





                          Dated as of December 17, 1999

                                 by and between


                            FERRELLGAS PARTNERS, L.P.

                                       and

                       WILLIAMS NATURAL GAS LIQUIDS, INC.






                  UNITS REPRESENTING LIMITED PARTNER INTERESTS

                                       of

                            FERRELLGAS PARTNERS, L.P.

                                TABLE OF CONTENTS

         SECTION 1.        Definitions                 1
         SECTION 2.        Shelf Registration          5
         SECTION 3.        Additional Payments         8
         SECTION 4.        Registration Procedures     9
         SECTION 5.        Registration Expenses       14
         SECTION 6.        Indemnification             15
         SECTION 7.        Rule 144A                   18
         SECTION 8.        Underwritten Offerings      18
         SECTION 9.        Miscellaneous               18

 REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the "Agreement") is made and entered into as of December __, 1999, by and between Ferrellgas Partners, L.P., a Delaware limited partnership (the "Issuer"), and Williams Natural Gas Liquids, Inc., a Delaware corporation ("Williams").
         This Agreement is entered into in connection with the Purchase Agreement, dated November 7, 1999, as amended (the "Purchase Agreement"), and a Representations Agreement, dated the date hereof (the "Representations Agreement"), by and among the Issuer, Ferrellgas L.P., a Delaware limited partnership, Ferrellgas, Inc., a Delaware corporation, and Williams, relating to the sale by Williams to the Issuer of Williams' equity interest in Thermogas L.L.C., a Delaware limited liability company (formerly, Thermogas Company, a Delaware corporation), in consideration, among other things, of 4,375,000 of the Issuer's senior convertible units representing limited partner interests, $40.00 liquidation preference per unit (the "Senior Units").

         In order to induce Williams to enter into the Purchase Agreement and the Representations Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the holders of Registrable Units (as defined), including, without limitation, Williams. The execution and delivery of this Agreement is a condition to Williams' obligation to consummate the transactions contemplated by the Purchase Agreement.

         The parties hereby agree as follows:

1.       SECTION  Definitions .

         As used in this Agreement, the following terms shall have the following meanings:

         Additional Payment Rate: See Section 3(b).

         Additional Payments: See Section 3(a).

         Additional Senior Units:  See Section 5.4 of the Partnership Agreement.

         Advice: See the last paragraph of Section 4.

         Agreement: See the first introductory paragraph to this Agreement.

         Business Day: A day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

         Closing Date: The Closing Date as defined in the Purchase Agreement.

         Closing Price: With respect to the Common Units, the last reported sale price of the Common Units on such day, or in the case no sale takes place on such day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the Common Units are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or any successor national automated interdealer quotation system or, if the Common Units are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices of the Common Units in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Issuer for such purpose.

         Commission:  The Securities and Exchange Commission.

         Common Units:  See Article II of the Partnership Agreement.

         Effectiveness Actual Date: With respect to any Registration Statement referred to in Section 2(a), the actual date such Initial Registration Statement is declared effective.

         Effectiveness Target Date:

NYC:70964.12
         (i) With respect to the Initial  Registration  Statement referred to in
Section 2(a)(i), the date that is 90 days following the occurrence of a Material Event; (ii) with respect to the Initial Registration Statement referred to in
Section 2(a)(ii), the date that is 90 days after the delivery to the Issuer of a Shelf Notice thereunder; and (iii) with respect to the Initial Registration Statement referred to in Section 2(a)(iii), the date that is 180 days after the Closing Date.

         Effectiveness Period: With respect to any Initial Registration Statement referred to in any subsection of Section 2(a), the period commencing on the applicable Effectiveness Actual Date during which the Issuer has agreed to use its reasonable best efforts to keep the applicable Initial Registration Statement continuously effective under the Securities Act and ending as provided in the applicable subsection of Section 2(a).

         Event Date: See Section 3(b).

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         Holder: Any registered holder of Registrable Units.

         Indemnified Person: See Section 6(c).

         Indemnifying Person: See Section 6(c).

         Initial Shelf Registration: Any Registration Statement filed pursuant to Section 2(a).

         Inspectors: See Section 4(o).

         Issuer: Ferrellgas Partners, L.P., a Delaware limited partnership.

         Market Value: The average of the daily Closing Prices for Common Units during the five consecutive trading days prior to and including the date of determination, as adjusted in good faith by the general partner of the Issuer to appropriately reflect any splits or combinations of the Common Units subsequent to the Closing Date.

         Material Event: See Article II of the Partnership Agreement.

         NASD: National Association of Securities Dealers, Inc.

         Outstanding: With respect to the Units, all Units that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

         Participant: See Section 6(a).

         Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of the Issuer, as same may be amended from time to time pursuant to the terms thereof.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Units covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Purchase  Agreement:   See  the  second  introductory   paragraph  to  this
Agreement.

         Records: See Section 4(o).

         Registrable Units: (i) any Units issued or issuable pursuant to the Purchase Agreement, this Agreement or the provisions of the Partnership Agreement relating to the issuance of Senior Units (including any Additional Senior Units) or the issuance of Common Units upon conversion of Senior Units,
(ii) in the case of the Senior Units if the Unitholders have approved the Senior Unit Conversion Option in accordance with the Partnership Agreement, all Common Units into which such Senior Units are convertible and (iii) any Units issued or issuable with respect to the Units referred to in clause (i) or (ii) above by way of a Unit distribution or Unit split or in connection with a combination of Units, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Units, such Units shall cease to be Registrable Units upon the earliest to occur of (i) a Registration Statement covering such Units has been declared effective by the Commission and such Units have been disposed of in accordance with such effective Registration Statement, (ii) such Units are eligible for sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act without being subject to the volume and manner of sale restrictions contained therein and the Effectiveness Period applicable to the Registration Statement has expired, (iii) such Units shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Issuer or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (iv) such Units cease to be Outstanding for purposes of the Partnership Agreement. Common Units or Senior Units that are Registrable Units are sometimes referred to herein as Registrable Common Units or Registrable Senior Units, respectively.

         Registration Statement: Any registration statement of the Issuer that covers any of the Registrable Units pursuant to the provisions of this
Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Representations Agreement: See the second introductory paragraph of this Agreement.

         Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission.

         Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

         Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     Senior Unit Conversion Option: See Article II of the Partnership Agreement.

         Senior Unit Distribution:  See Article II of the Partnership Agreement.

         Senior Units:  See the second introductory paragraph of this Agreement.

         Shelf Notice: See Section 2(a).

         Shelf Registration: See Section 2(c).

         Subsequent Shelf Registration: See Section 2(c).

         Suspension Period:  See Section 2(d).

         Underwritten offering: An offering in which securities of the Issuer are sold to an underwriter or underwriters for reoffering to the public.

         Unitholders: Holders of limited partnership interests in the Issuer.

         Units: The Senior Units and the Common Units of the Issuer.

1.       SECTION  Shelf Registration .

(a)      Filing and Effectiveness of Shelf Registration.

     (i) Upon the occurrence of a Material Event, the Issuer shall file with the Commission an Initial Shelf Registration for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Units within 30 days of the occurrence of the Material Event and shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act within 90 days following the occurrence of the Material Event. The Issuer shall use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act for
(A) an Effectiveness Period until the date which is two years from the Effectiveness Actual Date (or, if Rule 144(k) under the Securities Act is amended to permit unlimited resales of the Registrable Units by non-affiliates within a lesser period, such lesser period), subject to extension (I) pursuant to the last paragraph of Section 4 hereof or (II) for so long as at least (x)
$10 million aggregate liquidation preference of the Senior Units or (y) $10 million aggregate Market Value of Common Units, as applicable, covered by the Initial Registration Statement have not been sold in transactions described in clauses (i) or (iii) of the second sentence of the definition of Registrable Units, or (B) such shorter Effectiveness Period ending when all Registrable Units covered by the Initial Shelf Registration either have been sold in transactions described in clauses (i) or (iii) of the second sentence of the definition of Registrable Units or shall cease to be Outstanding, other than, in either case, less than (x) $10 million aggregate liquidation preference of Senior Units or (y) $10 million aggregate Market Value of Common Units, as applicable.

     (ii) At any time commencing on or after November 3, 2001, unless Section 2(a)(i) is applicable, the Holders of at least 25% in aggregate number of outstanding Registrable Units may make a written request (a "Shelf Notice") to the Issuer for registration of Registrable Units to be made pursuant to an Initial Registration Statement. The Issuer shall give written notice of such registration request within 5 Business Days after the receipt thereof to all other Holders. Within 7 Business Days after receipt of such notice by any Holder, such Holder may request in writing that such Holder's Registrable Units be included in such registration and the Issuer shall include in the Initial Shelf Registration the Registrable Units of any such selling Holder requested to be so included. A Holder so notified who does not timely make such request may not later deliver a Shelf Notice to the Company requiring the Company to file another Shelf Registration under this Section 2 with respect to such Holder's Registrable Units, but may later request in writing (but no more than twice during any consecutive 12 months) that such Holder's Registrable Units be included in the Initial Shelf Registration and the Issuer shall, as soon as possible, include in such Initial Shelf Registration the Registrable Units of any such selling Holder requested to be so included (and, if the Initial Registration Statement has already been filed, shall file with the Commission a pre-effective or post-effective amendment, as applicable, to effect such inclusion).

                  The Issuer shall file with the Commission an Initial Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Units within 30 days of the delivery of the Shelf Notice and shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act within 90 days after the delivery to the Issuer of a Shelf Notice. The Issuer shall use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act for (A) an Effectiveness Period until the date which is two years from the Effectiveness Actual Date (or, if Rule 144(k) under the Securities Act is amended to permit unlimited resales of the Registrable Units by non-affiliates within a lesser period such lesser period), subject to extension (I) pursuant to the last paragraph of Section 4 hereof or (II) for so long as at least (x) $10 million aggregate liquidation preference of Senior Units or (y) $10 million aggregate Market Value of Common Units, as applicable, covered by the Initial Registration Statement have not been sold in transactions described in clauses (i) or (iii) of the second sentence of the definition of Registrable Units, or (B) such shorter Effectiveness Period ending when all Registrable Common Units covered by the Initial Shelf Registration either have been sold in transactions described in clauses (i) or (iii) of the second sentence of the definition of Registrable Units or shall cease to be Outstanding, other than, in either case, less than (x) $10 million aggregate liquidation preference of Senior Units or (y) $10 million aggregate Market Value of Common Units, as applicable.

     (i) In the event that, within 120 days of the closing under the Purchase Agreement, the Unitholders have not approved the Senior Unit Conversion Option in accordance with the Partnership Agreement and no Material Event has occurred, the Issuer shall file with the Commission an Initial Shelf Registration for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Senior Units and shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act within 180 days after the Closing Date. The Issuer shall use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act for an Effectiveness Period until the date when all Registrable Senior Units covered by the Initial Shelf Registration have been sold in transactions described in clauses (i) or (iii) of the second sentence of the definition of Registrable Units, or shall cease to be outstanding.

(b) Form of Shelf Registration. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Units for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Units to be included in any Shelf Registration.

(c) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the expiration of the Effectiveness Period in accordance with Section 2(a)), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Units (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective until the end of the applicable Effectiveness Period. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

(d) Suspension Period. Notwithstanding anything herein to the contrary, the Issuer shall not be obligated to keep any Shelf Registration effective or to permit the use of any Prospectus forming a part of any Shelf Registration if

NYC:70964.12
(i) the Issuer determines, in its reasonable judgment upon advice of counsel, that the continued effectiveness and use of the Shelf Registration would

NYC:70964.12
(e) require the disclosure of material information which the Issuer has a bona fide business reason for preserving as confidential, or interfere with any acquisition, corporate reorganization or other material transaction involving the Issuer or any of its subsidiaries; provided, however, that the failure to keep the Shelf Registration effective and usable for offers and sales of Registrable Units for such reasons shall last no longer than 30 days per occurrence or 60 days in the aggregate for any consecutive twelve-month period, and the Issuer promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable (any such period during which the Issuer is excused from keeping the Shelf Registration effective and usable for offers and sales of Registrable Units is referred to herein as a "Suspension Period," and a Suspension Period shall commence on and include the date that the Issuer gives notice to the Holders that the Shelf Registration is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Units as a result of the foregoing provisions and shall end on the earlier to occur of the date on which each selling Holder of Registrable Units covered by the Shelf Registration either receives the copies of the supplemental or amended prospectus contemplated by Section 4(k) hereof or is advised in writing by the Issuer that use of the prospectus may be resumed).

(f) Supplements and Amendments. The Issuer shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate number of the Registrable Units covered by such Shelf Registration or by any underwriter of such Registrable Units, in each case, with the Issuer's consent, which consent shall not be unreasonably withheld or delayed.

(a)

NYC:70964.12
2.       SECTION  Additional Payments .

(a) The Issuer and Williams agree that the Holders of Registrable Units will suffer damages if the Issuer fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, payments on the Registrable Units in addition to any amounts otherwise payable thereon ("Additional Payments") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i) if an Initial Shelf Registration is not declared effective on or prior to the applicable Effectiveness Target Date, commencing on the day immediately following such Effectiveness Target Date, Additional
         Payments shall accrue on the Registrable Units at the Additional Payment Rate for each day that such Initial Shelf Registration is not declared effective; and

(ii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the applicable Effectiveness Period , commencing on the day immediately following the date such Shelf Registration ceases to be effective (other than pursuant to Section 2(d)), Additional Payments shall accrue on the Registrable Units at the Additional Payment Rate for each day that such Shelf Registration ceases to be effective;

provided, however, that (1) upon the effectiveness of an Initial Shelf Registration (in case of (i) above) or (2) upon the reinstatement of effectiveness of a Shelf Registration which has ceased to remain effective (in the case of (ii) above), Additional Payments on any Registrable Units then accruing Additional Payments as a result of such clause shall cease to accrue.

(a) The Issuer shall notify the Holders within one Business Day after each and every date on which an event occurs in respect of which Additional Payments are required to be paid (an "Event Date"). Any amounts of Additional Payments due pursuant to (a)(i) or (a)(ii) of this Section 3 will be payable (i) in the case of the Common Units, in cash, or (ii) in the case of the Senior Units, (x) on or prior to the earlier to occur of February 1, 2002 or the first occurrence of a Material Event, in Additional Senior Units and (y) thereafter, in cash. Any such amounts will be payable monthly on the first Business Day of each month to the holder of record on such day commencing with the first such day after any Event Date. Additional Payments shall accrue at a rate (the "Additional Payment Rate") equal to (i) in the case of Senior Units, $0.25 per Senior Unit per quarter or
(ii) in the case of Common Units that were issued upon exercise of the Senior Unit Conversion Option, an amount per Common Unit per quarter equal to $0.25 divided by the number of Common Units into which each Senior Unit was converted. The amount of Additional Payments will be determined by multiplying the applicable Additional Payment Rate by the number of the Units subject thereto, multiplied by a fraction, the numerator of which is the number of days such Additional Payment Rate was applicable during such period (determined on the basis of a 90-day quarter comprised of three 30-day months), and the denominator of which is 90.

(b) The Issuer and the Holders hereby agree that any Additional Payments paid in cash shall be treated, for federal income tax purposes, as a transaction occurring between the Issuer and one who is not a partner in the Issuer in accordance with Section 707(a)(1) of the Internal Revenue Code of 1986, as amended, and shall not be treated as a distribution under the terms of the Partnership Agreement.

4.       SECTION  Registration Procedures .

         Whenever the Holders have requested that any Registrable Units be registered pursuant to Section 2 hereof, the Issuer will use its reasonable best efforts to effect the registration of such Registrable Units in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any Registration Statements, the Issuer will as expeditiously as possible:

(a) Prepare and file with the Commission a Registration Statement and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, before filing any Registration Statement or any amendments or supplements thereto, the Issuer shall, if requested, furnish to and afford the Holders of the Registrable Units to be registered pursuant to such Registration Statement and their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Issuer shall not file any such Registration Statement or any amendments or supplements thereto if the Holders of a majority in aggregate number of the Registrable Units covered by such Registration Statement or their counsel shall reasonably object.

(b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement, as may be necessary to keep such Registration Statement continuously effective for the applicable Effectiveness Period provided herein; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

(a)

NYC:70964.12
(i) Notify the selling Holders of Registrable Units, their counsel and the managing underwriters, if any, promptly (but in any event within two Business
Days), and confirm such notice in writing, when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Units the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement contemplated by Section 4(n) hereof) cease to be true and correct in any material respect, of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Units, or the initiation or threatening of any proceeding for such purpose, of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or docum

NYC:70964.12
(ii) ents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and of the Issuer's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(c) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Units, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

(d) If requested by the managing underwriters, if any, or the Holders of a majority in aggregate number of the Registrable Units being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

(e) Furnish to each selling Holder of Registrable Units who so requests and to counsel and each managing underwriter, if any, who so requests without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(f) Deliver to each selling Holder of Registrable Units, their respective counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling
Holders of Registrable Units, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Units covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Registrable Units, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of
Registrable Units, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Units, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Units covered by the applicable Registration Statement; provided that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified,
(B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(h) Facilitate the timely preparation and delivery of certificates representing Registrable Units to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Units to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(i) Use its reasonable best efforts to cause the Registrable Units covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Units, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(j) Upon the occurrence of any event contemplated by paragraph 4(c)(v) or 4(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the Commission, at the Issuer's sole expense, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Units being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k) Use its reasonable best efforts to cause the Registrable Senior Units covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by the managing underwriter or underwriters, if any.

(l) Prior to the effective date of the first Registration Statement relating to the Registrable Units, (i) provide the transfer agent with printed certificates, if not then already available, for the Registrable Units in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Senior Units.

(a)

NYC:70964.12
(i) Enter into an underwriting agreement as is customary in underwritten offerings of master limited partnership equity securities similar to the Senior Units or the Common Units, as the case may be, and take all such other actions as are reasonably requested by the managing underwriter or underwriters, if any, in order to expedite or facilitate the registration or the disposition of such Registrable Units (including preparation of and participation in a "road show" in connection with such disposition) and, in such connection, make such representations and warranties to the underwriters, with respect to the business of the Issuer and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of master limited partnership equity securities similar to the Senior Units or the Common Units, as the case may be, and confirm the same in writing if and when requested; if requested by the managing underwriter or underwriters, obtain the opinion of counsel to the Issuer and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of master limited partnership equity securities similar to the Senior Units or the Common Units, as the case may be, and such other matters as may be reasonably requested by underwriters; if requested by the managing underwriter or underwriters, if any, obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acqui

NYC:70964.12
(ii) red by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of master limited partnership equity securities similar to the Senior Units or the Common Units, as the case may be, and such other matters as reasonably requested by the managing underwriter or underwriters; and if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate number of Registrable Units covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(m) Make available for inspection by representatives appointed by the selling Holders of a majority of such Registrable Units being sold, and any underwriter participating in any such disposition of Registrable Units, if any (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all material financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all material information reasonably requested by any such Inspector in connection with such Registration Statement. Each selling Holder of such Registrable Units will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each Inspector and each selling Holder of such Registrable Units will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction of the previous sentence or otherwise, give notice to the Issuer and allow the Issuer to undertake appropriate action to obtain a protective order or otherwise prevent disclosure of the Records deemed confidential at its expense.

(n) Provide a transfer agent for the Registrable Units, to the extent not already provided.

(o) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Units are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(p) Cooperate with each seller of Registrable Units covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Units and their respective counsel in connection with any filings required to be made with the NASD.

(q) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Units covered by a Registration Statement contemplated hereby.

         The Issuer may, as a condition to such Holder's participation in any Registration Statements, require each Holder of Registrable Units to (i) furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Registrable Units as the Issuer may from time to time reasonably request in writing, (ii) agree in writing to be bound by this Agreement and (iii) enter into a standard form underwriting agreement. The Issuer may exclude from such registration the Registrable Units of any seller who fails to furnish such information described in clause (i) of the immediately preceding sentence or enter into the agreements contemplated by clauses (ii) and
(iii) of the immediately preceding sentence within a reasonable time after being requested to do so.

         Each Holder of Registrable Units agrees by acquisition of such Registrable Units that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iv), 4(c)(v), or 4(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Units covered by such Registration Statement or Prospectus and, in each case, dissemination of such Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuer shall give any such notice, the period during which such Registration Statement is required to remain effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Units covered by such Registration Statement, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) or (y) the Advice.

3.       SECTION  Registration Expenses .

NYC:70964.12
(i) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer whether or not a Shelf Registration is filed or becomes effective, including, without limitation, all registration and filing fees (including, without limitation, fees with respect to filings required to be made with the NASD in connection with an underwritten offering and fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Units and determination of the eligibility of the Registrable Units for investment under the laws of such jurisdictions where the holders of Registrable Units are located)), printing expenses, including, without limitation, expenses of printing certificates for Registrable Units in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate number of the Registrable Units included in any Registration Statement, fees and disbursements of counsel for the Issuer and reasonable fees and disbursements of up to one special counsel chosen by holders of the majority of the Registrable Units (other than any local counsel) for the sellers of Registrable Units, fees and disbursements of all independent certified public accountants referred to in Section 4(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), rating agency fees, fees and expenses of all other Persons retained by the Issuer, internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), the expense of any

NYC:70964.12
(ii) annual or special audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, the fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Registrable Units which discounts, commissions or taxes shall be paid by Holders of such Registrable Units) and the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement.

4.       SECTION  Indemnification .

(a) The Issuer agrees to indemnify and hold harmless each Holder of Registrable Units, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuer in writing by or on behalf of such Participant expressly for use therein.

(b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Issuer, the general partner of the Issuer and its directors and officers and each Person who controls the Issuer and its general partner within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Issuer in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Units giving rise to such obligations.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person may, at its option, participate in and assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise except to the extent that the Indemnifying
Person is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, or affiliates of such Persons, and there may be one or more defenses available to such Indemnified Person or Persons that are different from or additional to those available to the Indemnifying Persons, in which case, if such Indemnified Person or Persons notifies the Indemnifying Persons in writing that it elects to employ separate counsel of its choice at the expense of the Indemnifying Persons, the Indemnifying Persons shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Persons. The
Indemnifying Person shall not, in any event, unless there exists a conflict among Indemnified Persons, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Units sold by all such Participants and any such separate firm for the Issuer, its directors, officers and such control Persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final nonappealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person.

(d) If the indemnification provided for in the first and second paragraphs of this Section 6 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Units exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

5. SECTION Rule 144A .

         The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner. The Issuer further covenants, for so long as any Registrable Units remain outstanding, to make available to any Holder or beneficial owner of Registrable Units in connection with any sale thereof and any prospective purchaser of such Registrable Units from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Units pursuant to Rule 144A.

3.       SECTION  Underwritten Offerings .

         If the Holders of at least 25% in aggregate number of outstanding Registrable Units so elect, any one or more offerings of such Registrable Units pursuant to any Shelf Registration shall be in the form of an underwritten offering. If any of the Registrable Units covered by any Shelf Registration are to be sold in an underwritten offering, the Issuer will select a nationally recognized investment banker or investment bankers and manager or managers that will manage the offering, that shall be reasonably acceptable to the Holders of a majority in aggregate number of such Registrable Units included in such offering.

         No Holder of Registrable Units may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Units on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3.       SECTION  Miscellaneous .

(a) Remedies. In the event of a breach by the Issuer of any of its obligations under this Agreement, each Holder of Registrable Units, in addition to being entitled to exercise all rights provided herein, or in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Issuer has not entered, as of the date hereof, and the Issuer shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Units in this Agreement or otherwise conflicts with the provisions hereof.

(c) Adjustments Affecting Registrable Units. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Units as a class that would adversely affect the ability of the Holders of Registrable Units to include such Registrable Units in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Issuer and the Holders of not less than a majority in aggregate number of the then outstanding Registrable Units; provided, however, that
Section 6 and this Section 9(d) may not be amended, modified or supplemented without the prior written consent of the Issuer and each Holder (including any person who was a Holder of Registrable Units disposed of pursuant to any Registration Statement). Notwithstanding the consent requirements of Holders set forth in the previous sentence, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Units whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Units may be given by Holders of at least a majority in aggregate number of the Registrable Units being tendered or being sold by such Holders pursuant to such Registration Statement and, provided, further, that no such modification, amendment or waiver under this sentence may treat any Holder more adversely than any other Holder without such Holder's written consent.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

(1) if to a Holder of Registrable Units, at the most current address of such Holder, set forth on the records of the registrar under the Purchase Agreement, with a copy in like manner to Williams (as long as it holds any Registrable Units) as follows:

                           Williams National Gas Liquids, Inc.
                           One Williams Center, Suite 3000
                           Tulsa, Oklahoma 74172
                           Attention: Don Wellendorf
                           Telecopy: (918) 573-3864

                  and to:

                           The Williams Companies, Inc.
                           One Williams Center, Suite 4100
                           Tulsa, Oklahoma 74172
                           Attention: Lonny Townsend
                           Telecopy: (800) 479-6690

                  with a copy to:

                           Andrews & Kurth L.L.P.
                           805 Third Avenue
                           New York, New York 10022
                           Attention: Michael Swidler
                           Telecopy: (212) 850-2929

(1)      if to the Issuer, as follows:

                           Ferrellgas Partners, L.P.
                           Ferrellgas, Inc.
                           One Liberty Plaza
                           Liberty, Missouri 64068
                           Attention: James M. Hake
                           Telecopy: (816) 792-7985

                  with a copy to:

                           Bracewell & Patterson LLP
                           South Tower Pennzoil Place
                           711 Louisiana Street, Suite 2900
                           Houston, Texas 77002
                           Attention: David L. Ronn
                           Telecopy: (713) 222-3208

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

(a) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Units.

(b) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(c) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f) Units Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Units is required hereunder, Registrable Units held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(g) Third Party Beneficiaries. Holders of Registrable Units are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons

(h) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda among Williams on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

FERRELLGAS PARTNERS, L.P.

By: FERRELLGAS, INC.,
its general partner


By:
Name:
Title:



WILLIAMS NATURAL GAS LIQUIDS, INC.


By:
Name:
Title: